Exhibit 99.1

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The selected unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only, and does not indicate either the operating results that would have occurred had the merger been consummated on January 1, 2007 or January 1, 2008, as the case may be, or future results of operations or financial condition. The selected unaudited pro forma condensed consolidated financial information is based upon assumptions and adjustments that Yadkin Valley believes are reasonable. No assumptions have been applied to the selected pro forma condensed consolidated financial statements regarding possible revenue enhancements, or asset dispositions. The selected unaudited pro forma condensed consolidated financial statements should be read in conjunction with Yadkin Valley’s consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” which are included in Form 424B3 filed January 20, 2009 and in the 2008 Form 10-K filed on March 31, 2009.

Selected Unaudited Pro Forma Condensed Consolidated Balance Sheets

As of December 31, 2008

(dollars in thousands)

	Yadkin Valley Historical	American Community Historical	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$26,023	$14,703	—		$40,726
Investment securities	137,814	73,030	$15,059	(a)	225,903
Gross loans	1,187,569	427,492	(15,007	)(b)	1,600,054
Allowance for loan losses	(22,355)	(9,124)	9,124	(c)	(22,355)
Net loans	1,165,214	418,368	(5,883)		1,577,699
Loans held for sale	49,929	—	—		49,929
Premises and equipment, net	33,900	7,125	2,328	(d)	43,353
Foreclosed real estate	4,018	—	—		4,018
Investment in bank-owned life insurance	23,608	—	—		23,608
Goodwill	53,503	9,838	3,169	(e)	66,510
Core deposit intangible	4,660	351	2,766	(f)	7,777
Other assets	25,619	12,264			37,883
Total assets	$1,524,288	$535,679	$17,439		$2,077,406

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,155,042	$429,404	$4,430	(g)	$1,588,876
Borrowings	207,962	53,017	(1,176	)(h)	259,803
Other liabilities	11,640	1,976	2,005	(i)	15,621
Total liabilities	1,374,644	484,397	5,259		1,864,300
Stockholders’ Equity:
Preferred stock	—	—	36,000	(j)	36,000
Common stock	11,537	6,633	(2,039	)(k)	16,131
Warrants	—	—	1,731	(l)	1,731
Discount on preferred stock	—	—	(1,731	)(m)	(1,731)
Surplus	88,030	33,090	(6,618	)(n)	114,502
Retained earnings	48,070	10,775	(14,379	)(o)	44,466
Accumulated other comprehensive income	2,007	784	(784	)(p)	2,007
Total stockholders’ equity	149,644	51,282	12,180		213,106
Total liabilities and equity	$1,524,288	$535,679	$17,439		$2,077,406

Assumptions:

(a)          Securities were increased by $15,059. This adjustment was due to $36,000 in preferred shares issued under TARP (see Note 4 to the Unaudited Pro Forma Combined Consolidated Financial Statements included in Form 424B3 filed on January 20, 2009 (“Note 4”)), reduced by $16,135 paid for 19.5% of the 6,700,000 American Community shares outstanding (see Note 1 to the Unaudited Pro Forma Combined Consolidated Financial Statements included in Form 424B3 filed January 20, 2009 (“Note 1”)) at a price of $12.35 per share as prescribed by the merger agreement, and also reduced by $4,806 for estimated merger expenses.

(b)         Gross loans decreased by $15,007 for the fair value adjustment to ACB loans which includes a component of the fair value estimate for the non-collectability of contractual future cash flows that has been estimated for purposes of the pro forma financial statements.

(c)          The American Community allowance for loan losses was eliminated because loans acquired from American Community were recorded at fair value as discussed above, and, thus, no allowance existed on acquired loans at the merger date.

(d)         Premises and equipment were increased by $2,328, the estimated fair market value adjustment to American Community real estate (see Note 3 to the Unaudited Pro Forma Combined Consolidated Financial Statements included Form 424B3 filed January 20, 2009 (“Note 3”)).

(e)          Goodwill was increased by $3,169, representing the difference between the consideration given to American Community shareholders and the fair market value of net assets acquired (see Note 3) of $13,007 and reduced by the elimination of American Community’s balance.

(f)            Core deposit intangible was increased by $2,766, representing elimination of American Community’s core deposit intangible of $378 and an increase of $3,144, a valuation adjustment attributed to American Community core deposits at the merger date.

(g)         Deposits were increased by $4,430 for a fair market value adjustment to time deposits based on the impact of current interest rates on the value of time deposits (see Note 3)

(h)         Borrowings were decreased by $1,176 for a fair market value adjustment to term borrowings based on the impact of current interest rates on the value of borrowings (see Note 3).

(i)             Other liabilities increased $2,005 to record deferred taxes payable on fair market value adjustments to assets and liabilities.

(j)             Preferred stock was added to the balance sheets in the amount of $36,000 for preferred stock issued under TARP (see Note 4).   Subsequent to the merger in July 2009, additional proceeds totaling $13,312 million were received in response to a TARP application by American Community.

(k)          Common stock was decreased by $2,039 for the difference between Yadkin Valley shares to be issued and American Community shares to be cancelled (see Note 2 to the Unaudited Pro Forma Combined Consolidated Financial Statements included Form 424B3 filed January 20, 2009 “Note 2”).

(l)             Warrants were added to the balance sheets in the amount of $1,731 to recognize the value of ten year warrants issued under TARP (see Note 4).

(m)       Preferred stock discount was added to the balance sheets in the amount of 1,731 to allocate a portion of the proceeds of issuing preferred stock to warrants (see Note 4).

(n)         Surplus was decreased by $6,618, representing the value of Yadkin Valley stock issued to American Community shareholders, less American Community surplus and less the par value of Yadkin Valley stock issued. The Yadkin Valley stock price assumed for the calculation was $6.72 per share, the price used to record the merger entries on April 17, 2009 (see Note 2).

(o)         Retained earnings were decreased by $10,775 to eliminate American Community retained earnings and by $3,605 for merger expenses, net of taxes.

(p)         Other accumulated comprehensive income was decreased by $784 to eliminate American Community other accumulated comprehensive income.

Selected Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended December 31, 2008

(amounts  in thousands except per share data)

	Yadkin Valley	American Community	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
Income Statement Data:
Interest income	$74,527	$30,411	$8,123	(a)	$113,061
Interest expense	34,536	14,699	(3,438	)(b)	45,797
Provision for loan losses	11,109	4,999	15,455	(c)	31,563
Net interest income after provision for loan losses	28,882	10,713	(3,894)		35,701
Non interest income	15,501	2,486	—		17,987
Non interest expense	39,274	17,209	426	(d)	56,909
Income before income taxes	5,109	(4,010)	(4,320)		(3,221)
Provision for income taxes	1,241	(1,353)	(1,050	)(e)	(1,162)
Net income	$3,868	$(2,657)	$(3,270)		$(2,059)
Effective dividends on preferred stock	—	—	1,800	(f)	1,800
Accretion of discount on preferred stock	—	—	306	(g)	306
Net income available to common stockholders	$3,868	$(2,657)	$(5,376)		$(4,165)

Selected Financial Ratios:
Earnings Per Share:
Basic	$0.34	$(0.41)			$(0.26)
Diluted	$0.34	$(0.41)			$(0.26)
Average Basic Shares Outstanding	11,236	6,555	(2,039)		15,752
Average Diluted Shares Outstanding	11,307	6,555	(2,110)		15,752
Return on Average Equity (annualized)	2.66%	(4.92)%			(1.98)%

Assumptions:

In future years, the amortization of fair market value adjustments for loans and deposits will decline due to accelerated methods of amortization that were used.

(a)          Interest income increased by $8,123 due to an increase of $632 from additional investment securities yielding 4.2% and an increase of $7,490  in amortization of the loans fair market value adjustment (see Note 5 to the Unaudited Pro Forma Combined Consolidated Financial Statements included Form 424B3 filed January 20, 2009 (“Note 5”)).

(b)         Interest expense decreased by $3,438, due to an increase of $107 from amortizing the borrowings fair market value adjustment that was offset by a decrease of $3,545 from amortizing the time deposit fair market value adjustment (see Note 5).

(c)          Provision for loan losses increased by $15,455 due to additional allowance for American Community loans.

(d)   Non interest expense increased by $426 from amortizing the core deposit intangible (see Note 5).

(e)          Net income taxes decreased by $1,050 from the net tax impact of adjustments to income before taxes (see Note 5).

(f)            Dividends were added to the financial statement to reflect the dividends accrued on $36,000 in preferred stock issued under TARP at an annual rate of 5% (see Note 4 to the Unaudited Pro Forma Combined Consolidated Financial Statements included Form 424B3 filed January 20, 2009 (“Note 4”)).

(g)         Accretion of discount on preferred stock is calculated using the effective interest method over 5 years at a rate of 6.15%.

Selected Unaudited Pro Forma Condensed Consolidated Statements of Income

For the Year Ended December 31, 2007

(amounts in thousands except per share data)

	Yadkin Valley	American Community	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
Income Statement Data:
Interest income	$75,193	$35,426	$8,123	(a)	$118,742
Interest expense	33,300	16,193	(3,438	)(b)	46,055
Provision for loan losses	2,489	1,033	15,455	(c)	18,977
Net interest income after provision for loan losses	39,404	18,200	(3,894)		53,710
Non interest income	15,444	3,391	—		18,835
Non interest expense	32,959	13,702	426	(d)	47,087
Income before income taxes	21,889	7,889	(4,320)		25,458
Provision for income taxes	7,201	2,869	(1,421	)(e)	8,649
Net income	$14,688	$5,020	$(2,899)		$16,809
Dividends on preferred stock	—	—	1,800	(f)	1,800
Accretion of discount on preferred stock	—	—	306	(g)	306
Net income available to common stockholders	$14,688	$5,020	$(5,005)		$14,703

Selected Financial Ratios:
Earnings Per Share:
Basic	$1.39	$0.74			$0.96
Diluted	$1.37	$0.72			$0.95
Average Basic Shares Outstanding	10,595	6,780	(2,039)		15,243
Average Diluted Shares Outstanding	10,713	6,938	(2,039)		15,496
Return on Average Equity (annualized)	11.32%	9.15%			7.51%

Assumptions:

In future years, the amortization of fair market value adjustments for loans and deposits will decline due to accelerated methods of amortization that were used.

(a)          Interest income increased by $8,123 due to an increase of $632 from additional investment securities yielding 4.2% and an increase of $7,490 in amortization of the loans fair market value adjustment (see Note 5).

(b)         Interest expense decreased by $3,438 due to an increase of $107 from amortizing the borrowings fair market value adjustment that was offset by a decrease of $3,545 from amortizing the time deposit fair market value adjustment (see Note 5).

(c)          Provision for loan losses increased by $15,455 due to additional allowance for American Community loans.

(d)   Non interest expense increased by $426 from amortizing the core deposit intangible (see Note 5).

(e)          Net income taxes decreased by $1,421 from the net tax impact of adjustments to income before taxes (see Note 5).

(f)            Dividends were added to the financial statement to reflect the dividends accrued on $36,000 in preferred stock issued under TARP at an annual rate of 5% (see Note 4).

(g)         Accretion of discount on the preferred stock is calculated using the effective interest method over 5 years at a rate of 6.15%.